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                                                                   EXHIBIT 10.33

                       FIRST ADDENDUM TO LEASE AGREEMENT

     THE FIRST ADDENDUM to Lease Agreement dated December 16, 1996, between WILLIAM I. ROBERTS, as Lessor, and BLUE FISH CLOTHING, INC., as Lessee (the "Lease Agreement") is made this 19th day of May, 1997.

     The Lease Agreement is hereby amended in the following respects:

     1. Section 2.1 is hereby amended by changing the commencement date of September 1, 1997, referred to at the end thereof, to January 1, 1998.

     2. Article 24 - Lessee's Option to Purchase Property, is hereby changed to read as follows:

                   ARTICLE 24 - LESSEE'S PURCHASE OF PROPERTY

          24.1 Sale of Property. Lessor agrees to sell and Lessee agrees to purchase the Property after January 1, 2003, and before January 1, 2004, for the purchase price of $3,800,000.00. Real estate taxes, insurance, and any other prepaid or accrued charges customarily prorated shall be prorated as of the date of transfer according to the applicable fiscal year.

          24.2 Right to Purchase. At the time of the closing of the loan by Lessor for the improvements for the Property, Lessee shall pay Lessor $200,000.00 to obtain the right to purchase the Property. This payment shall be credited against the purchase price in Section 24.1.

          24.3 Notice period. Lessee shall give Lessor at least thirty (30) days' notice of the Settlement.

          24.4 Settlement: title. Settlement shall occur no later than January 1, 2004, at which time Lessor, as against receipt of said purchase price, shall give Lessee a good, clear, and marketable title to the Property, free and clear of all liens, encumbrances, encroachments, restrictions, reservations, conditions of record, and easements, except then existing leases, usual and customary easements such as utility services, taxes due but not yet payable, and zoning ordinances, if any. Transfer of the Property shall be made by special warranty deed conveying title therein to Lessee, in fee simple. If there is any lien or encumbrance of record against the Property, Lessee may elect to take the Property subject to any such lien or encumbrance.

          24.5 Change in Commencement Date. If for any reason Lessor cannot deliver possession of the Demised Premises to Lessee on or before the Commencement Date, the dates set forth in this Article shall be reset so that each date is moved forward in time by the number of days which passed between the





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   Commencement Date and the date upon which Lessor delivered possession to
   Lessee.

3. Preliminary Costing Proposal, Exhibit B.

   (a) If Lessee requests revisions to the preliminary costing proposal from Bowser Construction Company dated September 18, 1986, and attached to the Lease Agreement as Exhibit "B", then in that event Lessee shall be responsible for the cost of said revisions.

   (b) If an elevator is required as a result of any revisions requested by Lessee, then Lessee shall be responsible for $150,000.00 toward the cost of that elevator, but not more than the actual cost of the elevator or lift and its installation.

   (c) If Lessee chooses to build out its own office space, then the build out must be within the specifications pursuant to Exhibit B and any contractor retained by Lessee will be subject to all requirements of the prime contractor, Bowser Construction Company.

   IN WITNESS WHEREOF, this Addendum is signed this 19th day of May, 1997.


WITNESS:                                  LESSOR:

/s/ Robbin Tolan                          /s/ William I. Roberts
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                                          William I. Roberts


                                          LESSEE:
ATTEST:                                   BLUE FISH CLOTHING, INC.

/s/ Frances G. Housten                    By: /s/ Jennifer Barclay
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FRANCES G. HOUSTEN
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires July 8, 2000